UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 11, 2006


                             ADSOUTH PARTNERS, INC.
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             (Exact name of registrant as specified in its charter)


           NEVADA                      0-33135                68-0448219
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(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)

            1141 South Rogers Circle, Suite 11, Boca Raton, FL 33487
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                    (Address of principal executive offices)

Registrant's telephone number, including area code:     (561) 750-0410


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01 Other Events.

         On April 11, 2006, Adsouth Partners, Inc. issued a press release announcing the signing of a Letter of Intent pursuant to which Adsouth Partners, Inc. will sell all of its product brands from its consumer product portfolio to MFC Development Corp. in a cash and stock transaction to be valued at $9.5 million. The transaction which is subject to a complete due diligence, the execution of a definitive agreement and the satisfaction of closing conditions is expected to close in the second quarter of 2006. Under the terms of the letter of intent, MFC Development Corp., through a wholly owned subsidiary NEWCO, will acquire all the capital stock of Adsouth, Inc. and DermaFresh, Inc. (the Division), from Adsouth Partners, Inc. for $4.0 million in cash, $5.5 million of MFC common stock, and the assumption of certain liabilities. The Division's assets comprise the retail distribution and product brands company Adsouth, as well as the brands, DermaFresh, E70, and Mitsu and the distribution rights to Simon Solutions. In 2005, the Division incorporating these brands shipped in excess of $6.5 million and on a proforma basis, excluding certain allocated overhead expenses, non-cash stock compensation expenses and expenses not directly associated with the brands being sold, would have realized more than $1.5 million of divisional operating income. The transaction does not include any assets or activities related to Adsouth's fast growing, majority owned subsidiary Genco Power Solutions or the Company's Advertising Division. A copy of the press release is filed as Exhibit 99.1 to this report.

         On April 11, 2006, Adsouth Partners, Inc. issued a press release announcing that, in connection with the letter of intent relating to the sale by Adsouth of its products division brands (other then its Genco Power Solutions subsidiary) to MFC Development Corp. its Board of Directors has approved the distribution of the stock in MFC Development to all of our stockholders. The products division sale is contingent upon the completion of due diligence, the execution of a definitive agreement and the satisfaction by both parties of the closing conditions set forth in the agreement. Under the terms of the letter of intent, MFC Development Corp., through a wholly owned subsidiary NEWCO, will acquire all the capital stock of Adsouth, Inc. and DermaFresh, Inc. (the Division), from Adsouth Partners, Inc. for $4.0 million in cash, $5.5 million of MFC common stock, and the assumption of certain liabilities. Any distribution of the MFC Development stock to our stockholders will be subject to the registration of the MFC Development stock pursuant to the Securities Act of 1933. The value of the dividend to stockholders will be dependent upon the market price of the MFC Development stock at the time of the distribution.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      ADSOUTH PARTNERS, INC.


Date: April 11, 2006                  /S/ Anton Lee Wingeier

                                      ---------------------------------
                                      Anton Lee Wingeier
                                      Chief Financial Officer




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                                INDEX TO EXHIBITS



Exhibit No.   Description
-----------   -----------
99.1          Press release, dated April 11, 2006, issued by Adsouth
              Partners, Inc.
99.2          Press release, dated April 1, 2006, issued by Adsouth
              Partners, Inc.




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